Exhibit 99.01
News

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Media Contact:    Marc Rice
                  404-506-5333 or 1-866-506-5333
                  media@southerncompany.com
                  www.southerncompany.com

Investor Relations Contact:
                  Glen Kundert
                  404-506-5135
                  gakunder2@southernco.com




                                                       Oct. 21, 2004

     Southern Company third quarter earnings meet expectations as increased industrial sales, customer growth continue

ATLANTA - Southern Company today said its third quarter earnings were $644.5 million, or 87 cents per share, meeting expectations. The results compared with earnings of $618.8 million, or 85 cents per share, in the third quarter a year ago.

Earnings for the first nine months of 2004 were $1.33 billion, or $1.80 per share. The nine-month results compared with earnings - excluding a one-time gain in 2003 - of $1.27 billion, or $1.75 per share in the same period a year ago.

The results for the first nine months of 2003 included a one-time after-tax gain of $88 million related to the termination of all long-term wholesale power contracts with Dynegy, Inc. After adjusting for revenues that would have been recognized in 2003 had the contracts remained in place, the adjusted gain for 2003 was $83 million, or 11 cents per share. Including the impact of the Dynegy settlement, reported earnings for the first nine months of 2003 were $1.35 billion, or $1.86 per share.

The solid earnings in the third quarter were achieved despite mild weather in the Southeast and extensive infrastructure damage, especially in northwest Florida and southwest Alabama, caused in September by Hurricane Ivan, the most destructive storm in the company's history.

At its peak, Ivan left 1.6 million customers - nearly 40 percent of Southern Company's total customer base - without power. However, electric service was restored within a week to 94 percent of customers, and within two weeks to all customers who were able to accept power.

"Superior performance by Southern Company people and their commitment to serving customers were on full display as we dealt with this terrible storm," said David
M. Ratcliffe, chairman, president and chief executive officer. "From getting workers on site to securing huge amounts of equipment, our ability to respond quickly and efficiently helped millions of people cope with the storm's devastation and also helped minimize the financial impact on the company."

The third quarter saw mild weather across Southern Company's four-state service area, including the second-coolest August temperatures in 25 years. The impact on earnings from the cooler-than-normal summer weather was offset in part by increased energy use in the industrial sector, reflecting ongoing economic progress - most notably in the automotive, steel and chemical industries in Alabama - that began late last year and continued in the third quarter.

Another primary factor contributing positively to earnings was continued customer growth. Southern Company served about 70,000 more customers as of Sept. 30 than it did at the same time a year earlier, an increase of 1.7 percent.

"By successfully executing our conservative strategy centered on long-term performance, we continued to deliver solid results in the third quarter," Ratcliffe said.

Third quarter revenues were $3.44 billion, compared with $3.30 billion in the same period a year ago, an increase of 4.2 percent. Revenues for the first nine months of this year were $9.18 billion, compared with $8.67 billion in the same period of 2003, an increase of 6.0 percent.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area increased 0.8 percent in the third quarter, compared with the same period in 2003. Residential electricity use declined 0.9 percent. Electricity use by commercial customers -- offices, stores and other non-manufacturing firms - increased 0.8 percent. Industrial energy use increased 2.7 percent.

Total sales of electricity to Southern Company's customers in the Southeast, including wholesale sales, decreased 2.7 percent, compared with the third quarter last year.

In conjunction with this earnings announcement, Southern Company has posted on its Web site a package of detailed financial information on its third quarter performance. These materials are available at www.southerncompany.com.

Southern Company's financial analyst call will be at 1 p.m. EDT Oct. 21, at which time Chief Financial Officer Tom Fanning will discuss earnings and earnings guidance as well as provide a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With more than 4 million customers and nearly 39,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier super-regional energy company in the Southeast and a leading U.S. producer of electricity. Southern Company owns electric utilities in four states, a growing competitive generation company, an energy services business and a competitive retail natural gas business, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are 15 percent below the national average. Southern Company has been named three consecutive years No. 1 on Fortune magazine's "America's Most Admired Companies" list in the Electric and Gas Utility industry. Southern Company has been ranked the nation's top energy utility in the American Customer Satisfaction Index five years in a row. Southern Company has more than 500,000 shareholders, making its common stock one of the most widely held in the United States. Visit the Southern Company Web site at www.southerncompany.com.

Forward Looking Statements Note:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning continued customer growth and Southern Company's strategies. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such indicated results will be realized.

The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended Dec. 31, 2003, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and also changes in environmental, tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries and current IRS audits; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company's subsidiaries operate; the impact of fluctuations in commodity prices, interest rates and customer demand; available sources and costs of fuels; ability to control costs; investment performance of Southern Company's employee benefit plans; advances in technology; state and federal rate regulations and pending and future rate cases and negotiations; effects of, and changes in, political, legal and economic conditions and developments in the United States, including the current state of the economy; the performance of projects undertaken by the non-traditional business and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company's business resulting from the terrorist incidents on Sept. 11, 2001, or any similar incidents or responses to such incidents; financial market conditions and the results of financing efforts, including Southern Company's and its subsidiaries' credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; weather and other natural phenomena; the direct and indirect effects on Southern Company's business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies.

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